UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events.

On December 18, 2007, Avionics Specialties, Inc. (“Avionics”), a wholly owned subsidiary of Aerosonic Corporation (the “Registrant”), issued a press release announcing that it is conducting an environmental site assessment at its plant located in Earlysville, Virginia which is closing at the end of this month. Avionics conducted initial environmental testing as part of its due diligence process undertaken in preparation of the sale of the Earlysville property. Results from that on-site testing detected the presence of chlorinated solvents in soil and groundwater on the property. Based on Avionics’ ongoing investigation, including interviews with long-term and former employees, and research of the company's files, these chlorinated solvents were not used by Avionics. Further testing is being undertaken to define the extent of this contamination and the proper course of action for remediation.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007
AEROSONIC CORPORATION

By:  /s/ P. Mark Perkins

Name: P. Mark Perkins

Title: Interim President and CEO

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release dated December 18, 2007